                                                                   Years ended December 31,
                                                               1996             1995           1994
                                                      -------------- ---------------- --------------
Primary:
Net income ........................................         $14,485         $  9,065        $(4,287)
Computations of weighted average common
     and common equivalent shares outstanding:
     Weighted average common
        shares outstanding ........................          22,162            7,360          2,800
     Common equivalent shares from stock
        options and convertible preferred
        stock granted or issued during the
        twelve-month period prior to the
        Company's initial public offering .........               -            1,056          1,408
     Common stock options .........................           2,044            1,398              -
     Convertible preferred stock ..................               -              169              -
                                                      -------------- ---------------- --------------
Shares used in computing net income
     per share ....................................          24,206            9,983          4,208
                                                      ============== ================ ==============

Net income per share applicable
     to common stockholders .......................         $  0.60         $   0.91        $ (1.02)
                                                      ============== ================ ==============

Fully Diluted:
Net income ........................................         $14,485         $  9,065
Computation of weighted average common
     and common equivalent shares outstanding:
     Weighted average common
        shares outstanding ........................          22,162            7,360
     Common equivalent shares from stock
        options and convertible preferred
        stock granted or issued during the
        twelve-month period prior to the
        Company's initial public offering .........               -            1,056
     Common stock options .........................           2,044            1,318
     Convertible preferred stock ..................               -           11,122
                                                      -------------- ----------------
Shares used in computing net income
     per share ....................................          24,206           20,856
                                                      ============== ================

Net income per share ..............................         $  0.60         $   0.43

                                                      ============== ================
